UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd., Marlborough MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Share Purchase Agreement with Oramed

On January 12, 2026, Lifeward Ltd. (the “Company,” “we” or “us”) entered into a Share Purchase Agreement (“Share Purchase Agreement”) with Oramed Pharmaceuticals, Inc. (“Oramed”) and Oratech Pharma, Inc. (“Oratech”) pursuant to which the Company agreed to acquire all of the outstanding equity interests in Oratech, a wholly owned subsidiary of Oramed (the “Oratech Share Purchase”).  Pursuant to the Share Purchase Agreement, and subject to the receipt of shareholder approval, among other customary closing conditions, upon closing of the Oratech Share Purchase (the “Closing”), the Company shall issue to Oramed a number of ordinary shares of the Company (“Ordinary Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) equal to 49.99% of the Company’s fully diluted equity capitalization, subject to certain adjustments, as of Closing. The number of Ordinary Shares to be issued to Oramed at the Closing pursuant to the preceding sentence will not exceed 45.00% of the Company’s outstanding Ordinary Shares as of immediately after the Closing. The Pre-Funded Warrants may not be exercised and Ordinary Shares not be issued under the Pre-Funded Warrants if, after giving effect to the conversion or issuance, Oramed together with its affiliates and certain other investors would beneficially own in excess of 49.99% of the outstanding Ordinary Shares, subject to increase (with such increase not effective until the sixty-first (61st) day after delivery of the applicable notice)  or decrease by Oramed, and, for so long as any of the Company’s outstanding warrants that are outstanding as of the date of issuance remain outstanding, further subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

A number of Pre-Funded Warrants representing approximately 5% of the aggregate number of Ordinary Shares and Pre-Funded Warrants to be issued to Oramed as described in the preceding paragraph shall be held back at the Closing as recourse to satisfy certain indemnification obligations of Oramed under the Share Purchase Agreement and, subject to any forfeiture of Pre-Funded Warrants as a result of indemnification claims made prior to the 12-month anniversary of the Closing, will be issued pursuant to the terms of the Share Purchase Agreement following the 12-month anniversary of the Closing.

In addition to the issuance of Ordinary Shares and Pre-Funded Warrants to Oramed at the Closing, the Company shall issue to Oramed a number of warrants to purchase Ordinary Shares equal to the quotient obtained by dividing the Company’s net cash as of the Closing by an exercise price equal to $0.45  per share, subject to certain adjustments (the “Transaction Warrants”).  As additional consideration for the Oratech Share Purchase, the Company has also agreed to pay to Oramed certain quarterly revenue sharing payments (the “Revenue Sharing Payments”) based on sales of the Company’s ReWalk Personal Exoskeleton products and related extended warranties (the “ReWalk Products”). The Revenue Sharing Payments shall be equal to 4% of the Net Revenue (as defined in the Share Purchase Agreement) of the ReWalk Products until the earliest to occur of (i) the date that is 10 years after the Closing, (ii) the date on which Oramed has received an aggregate amount of Revenue Sharing Payments equal to the Maximum Amount (as defined in the Share Purchase Agreement) or (iii) the first date on which the Company’s market capitalization equals or exceeds $200 million.

Each of the Company and Oramed has agreed to customary representations, warranties, indemnities and covenants in the Share Purchase Agreement, including, among others, covenants relating to (a) obtaining the requisite approval of the Company’s shareholders, (b) non-solicitation of alternative acquisition proposals, (c) the conduct of their respective businesses during the period between the date of signing the Share Purchase Agreement and the Closing, (d) certain regulatory approvals and filings and (e) the Company causing the Ordinary Shares to be issued in connection with the Share Purchase Agreement to be approved for listing on Nasdaq prior to the Closing. The Company has agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 to register the Ordinary Shares to be issued in connection with the Share Purchase Agreement (the “Registration Statement”) to be declared effective by the Securities and Exchange Commission (the “SEC”) within 75 days following the Closing (or within 105 days of the Closing if the SEC notifies the Company that the SEC shall “review” the Registration Statement).

The Share Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Oramed or Oratech or to modify or supplement any factual disclosures about Oramed in Oramed’s public reports filed with the SEC. The Share Purchase Agreement includes typical representations, warranties and covenants of the Company, Oramed and Oratech made solely for the purpose of the Share Purchase Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Share Purchase Agreement. Investors should not rely on the representations, warranties and covenants in the Share Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Oramed or Oratech or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Share Purchase Agreement, rather than establishing matters of fact.

Lock-up Agreement

Concurrently with the execution of the Share Purchase Agreement, the Company’s officers and directors and Oramed executed a lock-up agreement whereby any Ordinary Shares issued pursuant to and in connection with  the Share Purchase Agreement will be locked up for 120 days post-closing and the Company’s officers and directors will not sell or transfer any securities of the Company currently owned, subject to standard carveouts, for a period of 120 days post-closing.

Clinical Trial Management Agreement

The Clinical Trial Management Agreement sets forth the terms under which Oratech will conduct a clinical research protocol to study an oral insulin capsule.

The foregoing descriptions of the Share Purchase Agreement,  Pre-funded Warrants, Transaction Warrants and Lock-up Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, the forms of which are filed as Exhibits 2.1, 4.1, 4.2 and 10.1 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Securities Purchase Agreement

In connection with the Share Purchase Agreement, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Oramed and certain investors and Oramed, as collateral agent, pursuant to which the Company agreed to issue to Oramed and the certain investors senior secured convertible notes convertible into Ordinary Shares and accompanying warrants to purchase Ordinary Shares. Pursuant to the Securities Purchase Agreement, subject to shareholder approval and the satisfaction of other closing conditions, the Company agreed to issue to these investors (i) (A)  $10,000,000.00 aggregate principal amount senior secured convertible notes (the “Initial Notes”), convertible into Ordinary Shares, and (B) accompanying warrants to purchase Ordinary Shares (the “Initial Warrants”); and (ii) (A)  $10,000,000.00 aggregate principal amount senior secured convertible notes (the “Second Notes”, and together with the Initial Notes, the “Notes” and each a “Note”), convertible into Ordinary Shares, and (B) accompanying warrants to purchase Ordinary Shares (the “Second Warrants”, and together with the Initial Warrants, the “Common Warrants” and the Common Warrants together with the Transaction Warrants, the “Warrants”).  The funding of the Second Notes is also subject to customary closing conditions and  either (i) the Company achieving, as of the most recently completed fiscal quarter end for which the Company has publicly filed or furnished financial statements, at least a one hundred fifty percent (150%) increase in ReWalk Unit Sales (as defined in the Securities Purchase Agreement), measured in U.S. dollars, relative to the trailing twelve‑month period immediately preceding the Additional Closing Date as defined in the Securities Purchase Agreement), or (ii) the closing price of the Company’s Ordinary Shares on the Trading Market (as defined in the Securities Purchase Agreement) equals or exceeds $1.15 per share (which amount may be adjusted for certain capital events, such as stock splits following the date of the Purchase Agreement) on each Trading Day (as defined in the Securities Purchase Agreement) during the ten (10) consecutive Trading Days immediately prior to the Additional Closing Date.

Each Note matures on the three (3) year anniversary from the date of issuance (the “Term”). The principal amount of each Note outstanding plus all accrued and unpaid interest is convertible, at the option of the holder at any time, in whole or in part, into such number of Ordinary Shares (the “Conversion Shares”) at an initial conversion price equal to $0.45 per share, subject to certain adjustments (the “Conversion Price”). The Conversion Price is subject to standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

The Notes will accrue interest at the rate of 8.0% per annum, which shall automatically be increased to 15.0% per annum in the event of an event of default. Any interest payable on the Notes shall be payable semi‑annually in arrears on June 30 and December 31 of each year, commencing on  December 31, 2026, which may be paid in cash, or at the Company’s sole election, may be added to the outstanding principal balance of the applicable Note.

The Notes may not be converted and Ordinary Shares may not be issued under the Notes if, after giving effect to the conversion or issuance, Oramed together with its affiliates and certain other investors would beneficially own in excess of 49.99% of the outstanding Ordinary Shares, subject to increase (with such increase not effective until the sixty-first (61st) day after delivery of the applicable notice) or decrease by Oramed, and, for so long as any of the Company’s outstanding warrants that are outstanding as of the date of issuance remain outstanding, further subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

The Notes contain customary events of default. If an event of default occurs, the outstanding principal amount of the Notes plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder of the Note’s election, immediately due and payable in cash.

The Common Warrants will be exercisable for up to an aggregate of 100% of Ordinary Shares (the “Warrant Shares”) that each Note is convertible into as of the issuance date, at an initial exercise price of $0.45 per share, subject to certain adjustments (the “Exercise Price”).  Additionally, subject to shareholder approval, the Common Warrants will be exercisable immediately and will expire five years after the date of issuance, and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the Ordinary Shares underlying the Common Warrants is not covered by an effective registration statement (or the prospectus contained therein is not available for use). The Exercise Price is subject to standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Common Warrants may not be exercised and Ordinary Shares may not be issued under the Common Warrants if, after giving effect to the conversion or issuance, Oramed together with its affiliates and certain other investors would beneficially own in excess of 49.99% of the outstanding Ordinary Shares, subject to increase (with such increase not effective until the sixty-first (61st) day after delivery of the applicable notice)  or decrease by Oramed, and, for so long as any of the Company’s outstanding warrants that are outstanding as of the date of issuance remain outstanding, further subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

Pursuant to the Securities Purchase Agreement, the Company has agreed to file a registration statement to register the Ordinary Shares underlying the Notes and Warrants within 30 days following the closing of the Initial Note, and to use its commercially reasonable efforts to cause such additional registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 45 days following such closing (or within 75 days of such closing if the SEC notifies the Company that the SEC shall “review” such additional registration statement).

The offer and sale of the securities in the Notes and Common Warrants was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale were made only to  “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding the Company or the securities offered and issued in the Notes and Warrants.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Notes and the Common Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, the forms of which are filed as Exhibits 4.4 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Upon the closing of the Share Purchase Agreement, the Board of Directors of the Company is expected to consist of six (6) members, two (2) of whom will be designated by the Company, two (2) of whom will be designated by Oramed and two (2) of whom will be external directors for compliance with Israeli law.

Item 7.01. Regulation FD Disclosure.

On January 13, 2026, the Company issued a press release announcing the Share Purchase Agreement and related transactions. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
2.1†	Share Purchase Agreement, dated January 12, 2026 among Lifeward, Ltd., Oramed Pharmaceuticals, Inc. and Oratech Pharma, Inc.
4.1	Form of Pre-funded Warrant
4.2	Form of Transaction Warrant
4.3	Form of Senior Secured Convertible Note
4.4	Form of Common Warrant
10.1	Form of Lock-up Agreement
10.2	Securities Purchase Agreement, dated January 12, 2026, by and among Lifeward, Ltd., the investors thereto and Oramed Pharmaceuticals, Inc., as agent
99.1	Press release dated January 13, 2026 of Lifeward Ltd.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith

 † Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: January 13, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer